Exhibit 5.1

Russell C. Weigel, III, P.A.

          ATTORNEYS AT LAW

5775 Blue Lagoon Drive
Suite 100
Miami, Florida 33126

September 30, 2011

Dr. Tony N. Frudakis, President
Skyview Holdings Corp.
12913 42nd Terrace West
Cortez, FL 34215

Re:           Skyview Holdings Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Skyview Holdings Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of a total of 52,846,526 shares of Common Stock, par value $0.001 per share, of the Company of which:

•
25,148,263 shares of Company common stock, par value $0.0001 per share, are issuable by the Company in exchange for 25,148,263 shares of common stock of Vision Technologies, Inc., a Delaware corporation (the “Company Shares”); and

•	27,698,263 shares of Company common stock, par value $0.0001 per share, offered by selling shareholders for resale (the “Selling Shareholder Shares”);

(and collectively referred to in this opinion as the “Shares”) as described in the Company’s prospectus/proxy statement filed on September 28, 2011, which accompanies the Registration Statement.

You have requested that we render the opinion set forth in this letter, and we are furnishing the opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement as filed with the Commission; (ii) the Company’s Certificate of Incorporation, as amended, restated, and corrected through the date hereof; (iii) the Company’s Bylaws, as amended through the date hereof, (iv) a board of directors resolution pertaining to the Registration Statement and the Shares; certificates from officers and directors of the Company, (v) the Certificate of Incorporation, as amended, restated, and corrected through the date hereof, of Vision Technologies, Inc.; (vi) the Bylaws, as amended through the date hereof, of Vision Technologies, Inc. ; (vii) a board of directors resolution of Vision Technologies, Inc. pertaining to the Share Exchange Agreement; certificates from officers and directors of Vision Technologies, Inc., and (viii) such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

In connection with our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.  As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that once the Registration Statement has become effective under the Securities Act: (i) the Company Shares, and each of them will be duly and validly issued, fully paid and non-assessable; and (ii) the Selling Shareholder Shares will be duly and validly issued, fully paid and non-assessable.

 It is understood that this opinion is to be used only in connection with the issuance and sale of the Shares while the Registration Statement is in effect and may not be relied upon for any other purpose. Our opinion expressed above is limited to the laws of the State of Delaware, including the rules, regulations and orders thereunder, which are currently in effect. We have not been engaged, and we disclaim any obligation, to advise the Company of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                         RUSSELL C. WEIGEL, III, P.A.

                                         By:___________________________________________
                                                                   Russell C. Weigel, III
                                                                   For the Firm